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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):       COMMISSION FILE NUMBER
                  MAY 14, 2001                                  1-3822

                          [CAMPBELL SOUP COMPANY LOGO]


           NEW JERSEY                                  21-0419870
     STATE OF INCORPORATION                I.R.S. EMPLOYER IDENTIFICATION NO.

                                 CAMPBELL PLACE
                          CAMDEN, NEW JERSEY 08103-1799
                           PRINCIPAL EXECUTIVE OFFICES
                        TELEPHONE NUMBER: (856) 342-4800
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 4, 2001, Campbell Soup Company, through its wholly-owned subsidiary, consummated the acquisition of several dry soup and sauce businesses in Europe from Unilever N.V./Unilever PLC pursuant to an Amended and Restated Business and Share Sale and Purchase Agreement dated January 29, 2001 among the registrant and Unilever N.V. and Unilever PLC ("Purchase Agreement"). The businesses include three instant dry soup brands - "Batchelors" in the United Kingdom, "Royco" in France and Belgium, and "Heisse Tasse" in Germany - and "Oxo" bouillon cubes in the United Kingdom. The acquisition also includes additional businesses in Belgium, France, Ireland, Sweden, Finland and the Netherlands. The purchase price paid by the registrant under the Purchase Agreement consisted of 1 billion Euros or approximately $900 million U.S. dollars. Campbell funded the purchase price received by Unilever N.V./Unilever PLC with cash and short term borrowings.

         A copy of the Purchase Agreement is attached hereto as Exhibit 2.1. The foregoing description of the transaction is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         2.1 AMENDED AND RESTATED BUSINESS AND SHARE SALE AND PURCHASE AGREEMENT among Unilever N.V., Unilever PLC and Campbell Soup Company dated January 29, 2001



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CAMPBELL SOUP COMPANY

Date:    May  14, 2001
                                             By:      /s/  John  J. Furey
                                                  ------------------------------

                                                 Name:    John J. Furey
                                                 Title:   Corporate Secretary


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                                  EXHIBIT INDEX

EXHIBIT NUMBER          DESCRIPTION
         2.1    Amended and Restated Business and Share
                Sale and Purchase Agreement among
                Unilever N.V., Unilever PLC and Campbell
                Soup Company dated January 29, 2001

                The registrant agrees to file a copy of any omitted attachment to Exhibit 2.1 upon the request of the Securities and Exchange
                Commission.


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